10.21 STOCK PURCHASE AGREEMENT, DATED JANUARY 1, 1995 AMONG REGISTRANT, CORY COMPONENTS, INC. AND BRIAN GAMBERG


                            STOCK PURCHASE AGREEMENT

     This agreement (Agreement) is made and entered into effective January 1, 1995 by and between DECRANE AIRCRAFT HOLDINGS, INC., AN OHIO CORPORATION ("DAH") and CORY COMPONENTS, INC., A CALIFORNIA CORPORATION ("Cory") and BRIAN GAMBERG ("Gamberg") based on the following facts:

     A.  DAH is the ultimate parent which presently owns seven hundred fifty
         (750) shares of the common stock, without par value ("Common Stock") of CORY.

     B.  Gamberg owns two hundred fifty (250) shares of the Cory Common Stock.

     C.  Gamberg desires to sell and DAH desires to buy the two hundred fifty
         (250) shares of Cory Common Stock

     Based on the foregoing, DAH and Gamberg agree as follows:

     1.  TRANSFER OF SHARES.

         Subject to the satisfaction or waiver of the conditions to the performance of the obligations of the parties to this Agreement, effective as of January 1, 1995, DAH shall purchase from Gamberg and Gamberg shall transfer to DAH, free and clear of all liens, charges or encumbrances, voluntary or involuntary, two hundred fifty (250) shares of the Cory Common Stock. The delivery of the two hundred fifty (250) shares of Cory Common Stock shall be made at the Closing (as herein defined) conditioned upon the satisfaction or waiver of the Conditions specified in Section 4 of this Agreement.

     2.  PURCHASE PRICE.

         At the Closing, DAH shall pay in immediately available funds, the sum of Five Million Five Hundred Twenty Five Thousand Dollars ($5,525,000.00) (the Purchase Price).

     3.  REPRESENTATIONS AND WARRANTIES.

         3.1 DAH and Cory hereby represent and warrant to Gamberg that except as set forth on the schedules and exhibits to this Agreement, the representations and warranties of DAH and Cory contained in this Agreement are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing:

                  3.1.1 DAH is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. DAH is qualified to do business in Ohio. Cory is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Cory is qualified to do business in California.

                  3.1.2 DAH and Cory have the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of DAH and Cory, enforceable against DAH and Cory, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

                  3.1.3 DAH nor Cory have employed a broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses and no broker or finder has acted directly or indirectly for DAH or Cory in connection with this Agreement or the transactions contemplated hereby.

                  3.1.4 No representation or warranty made by DAH or Cory in this Agreement or Exhibit hereto or other writing furnished to Gamberg pursuant to this Agreement, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  3.1.5    Except as disclosed on Exhibit 3.1.5., since
December 31, 1994 (i) there has been no material effect or fact known to DAH or Cory Holdings which adds significant value to the company which material effect, is not known to Gamberg: (ii) there have been no offers, negotiations or interest expressed to purchase Cory, its business or its stock; (iii) Cory's profits have been and are expected to be within the 1995 budget heretofore provided to Gamberg.

                  3.1.6 The Closing of the transaction contemplated by this Agreement, will not render DAH, Cory or Cory Holdings insolvent.

         3.2 To the best of his knowledge, without investigation, Gamberg hereby represents and warrants to DAH that except as set forth on the schedules and exhibits to this Agreement, and except as is known to or by any officer or attorney of DAH or Cory Holdings, Inc., the representations and warranties of Gamberg contained in this Agreement are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing:

                  3.2.1 Subject to spousal consent, Gamberg has all requisite power, authority and legal capacity and is competent to execute and deliver this Agreement and the documents referred to herein and to perform the obligations contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of Gamberg, enforceable against Gamberg in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

                  3.2.2    Since December 31, 1994, except as disclosed on
Exhibit 3.2.2 or as otherwise alleged in the Actions, there has not been any adverse change in any customer or supplier relationship or the business operations, assets, properties or rights prospects or condition of Cory, or, any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect") or any other event or condition of any character which has had a Material Adverse Effect or may reasonably be expected to result in a Material Adverse Effect.

                  3.2.3    [Intentionally Left Blank].

                  3.2.4    [Intentionally Left Blank].

                  3.2.5 Neither Cory nor Gamberg is under investigation with respect to, or has been charged with or given notice of any violation of any applicable law.

                  3.2.6 Except as set forth on Exhibit 3.2.6, there is no patent, invention, trade secret, process, proprietary right, proprietary knowledge, know how, computer software, trademark, name, service mark, trade name, copyright, mark, symbol, logos, franchise, permit license, sublicense or other such right necessary for the operation of the business of Cory which is not in the possession of and owned by Cory.

                  3.2.7 Gamberg has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses and no broker or finder has acted directly or indirectly for Gamberg in connection with this Agreement or the transactions contemplated hereby.

                  3.2.8 No representation or warranty made by Gamberg in this Agreement or Exhibit hereto or other writing furnished to DAH pursuant to this Agreement, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     Except for the representations and warranties of Gamberg set forth in Sections 3.2.1 through 3.2.8, DAH is making the purchase contemplated herein based on its own investigation, knowledge and understanding of Cory; the representations and warranties of Gamberg made in such sections are necessary based upon the circumstance that as president of Cory, Gamberg may be in a position to have knowledge of facts and events not known to Cory Holdings or DAH.

     4.  CONDITIONS PRECEDENT TO DAH'S OBLIGATION TO CLOSE.

         Each and every obligation of DAH to be performed at the Closing shall be subject to the satisfaction as of or before the Closing of the following conditions, unless any such condition is waived by DAH:

         4.1 Gamberg's representations and warranties contained in this Agreement and the other documents executed pursuant to this Agreement, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing;

         4.2 DAH shall have obtained the consents listed on Exhibit 4.2; DAH shall use its best efforts to obtain such consents.

         4.3 There shall have been no material adverse change in the financial or business condition of the business, operations or prospects of Cory between the date of this Agreement and the Closing;

         4.4    Except for Gamberg v. Cory Components, Inc., et al., Case
No. BC095184 and Gamberg v. Cory Holdings, Inc., Case No. BC115269, the actions brought by Gamberg being dismissed at the Closing (collectively the "Actions") or any other actions which have been served on Cory on or before the date hereof, there shall be no pending or threatened material: claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Cory;

         4.5 Gamberg shall have executed and delivered to Cory an Employment Agreement in the form of Exhibit 4.5;

         4.6 On the dates specified in a notice to be given to Gamberg by Cory not less than 10 days before an international trip or 7 days before a domestic trip outside of California, Gamberg will arrange and attend meetings with the customers and vendors identified on Exhibit 4.6. Notwithstanding the foregoing notice requirement, Gamberg shall use his best efforts to accommodate DAH in the scheduling of such trips. At each such meeting, Gamberg will describe to the representatives of the customers or vendors present the fact that Gamberg is selling his stock in Cory to DAH and that Gamberg is entering into an employment agreement through December 31, 1997 with Cory and that he will continue to function as the head operating officer of Cory. At such meetings, Gamberg will advise such representatives that he is pleased with this transaction, is supportive of DAH and plans to continue working with Cory for a period of at least 2 years.

         4.7 Gamberg shall have delivered a certificate to Cory in the form of Exhibit 4.7, that the conditions to Closing have occurred.

         4.8 Gamberg shall have delivered to Cory a Consent of Spouse executed by Gamberg's estranged spouse in a form and content reasonably acceptable to Cory and its counsel.

         4.9 Gamberg shall have executed and delivered to DAH a release in the form of Exhibit 4.9.

         4.10 Gamberg shall have executed and delivered to DAH a Restrictive Covenant Agreement in the form of Exhibit 4.10.

         4.11 A dismissal of the Actions with prejudice as against all parties.

     5.  CONDITIONS PRECEDENT TO GAMBERG'S OBLIGATION TO CLOSE.

         Each and every obligation of Gamberg to be performed at the Closing shall be subject to the satisfaction as of or before the Closing of the following conditions, unless any such condition is waived by Gamberg:

         5.1 Cory shall have executed and delivered to Gamberg the Employment Agreement in the form of Exhibit 4.5 and a guaranty of the Restrictive Covenant Agreement in the form of Exhibit 5.1.

         5.2 DAH shall have executed and delivered a release to Gamberg in the form of Exhibit 5.1.

         5.3 DAH shall have executed and delivered a certificate to Gamberg in the form of Exhibit 5.3, that the conditions to Closing have occurred.

         5.4    An indemnification executed by Cory in the form of Exhibit 5.4.

         5.5 Gamberg shall have received payment of the Purchase Price in immediately available funds.

         5.6 DAH and Cory shall have delivered a certified copy of the Resolution of the DAH Board of Directors and the Cory Board of Directors approving this Stock Purchase Agreement and related agreements.

         5.7 A dismissal of the Actions with prejudice as against all parties.

     6.  INDEMNIFICATION.

         DAH hereby indemnifies and holds Gamberg harmless from any liability, loss, claim damage or expense incurred by Gamberg as a result of any acts or omissions to act by (i) DAH, Cory or the 75% shareholder of Cory (ii) as a result of Gamberg having performed any act known to and authorized by Cory's board of Directors during the period from the date of acquisition of Cory by Cory Holdings, Inc. until the Closing Date or as a result of conduct performed by Gamberg in the course and scope of his employment; provided, however that the indemnification provided in this Section 6 excludes any matter which is: (i) a breach of a warranty or representation by Gamberg in the Agreement, and (ii) intentional and illegal acts performed by Gamberg. As a condition to DAH's liability under this Section 6 in the event any third party asserts a claim against Gamberg of which DAH or Cory Holdings is not otherwise specifically on notice, for which Gamberg seeks indemnity pursuant to this
Section 6, Gamberg shall within such time as under the circumstances is prompt and reasonable and not prejudicial to DAH or Cory, give notice to DAH of the claim and immediately deliver to DAH any and all documents, in the possession or under the control of Gamberg, or other information reasonably needed to evaluate and defend the claim. At its expense, DAH shall have the right to select and appoint counsel (which counsel shall be subject to the reasonable approval but not selection by Gamberg) or other experts to defend Gamberg in any such claim. Nothing in this Section 6 shall prevent Gamberg, at his expense, from having his own counsel to monitor the defense provided by DAH and DAH's counsel shall cooperate with and provide such information to Gamberg's counsel as is reasonable to assist such counsel in monitoring the defense of such claim.

     7.  TERMINATION.

         Without limiting any remedy of any party, which rights are specifically reserved, this Agreement may be terminated and canceled at any time prior to the Closing only as follows:

         7.1 By Gamberg, if any of the representations or warranties of DAH contained in this Agreement or any Exhibit are untrue in any material respect;

         7.2 By DAH if any of the representations or warranties of Gamberg contained in this Agreement or any Exhibit are untrue in any material respect;

         7.3 On or after February 21, 1996 by either party if the Closing shall not have occurred on or before February 20, 1996.

     8.  CLOSING.

         The Closing of the transaction contemplated by this Agreement shall take place at the offices of Spolin & Silverman, 100 Wilshire Boulevard, Suite 940, at 10 a.m., on the 3rd business day after DAH gives notice to Gamberg that all of the conditions to the Closing have been satisfied or waived. At the Closing, the parties shall make the transfers, deliver the documents and make the payments specified below (which deliveries and payments shall be deemed to have occurred concurrently):

         8.1    Deliveries by or on behalf of DAH:

                8.1.1    Payment of the Purchase Price;

                8.1.2    Delivery of the Employment Agreement, in the form of
Exhibit 4.5, executed by Cory;

                8.1.3 Delivery of the Release, in the form of Exhibit 4.9, executed by DAH, Cory, Tri Star, Cory Holdings, Inc, R.G. MacDonald, R. Jack DeCrane, Robert Rankin, Judith Baker and Barbara DeCrane;

                8.1.4 Delivery of the Restrictive Covenant Agreement, in the form of Exhibit 4.10 executed by DAH; and

                8.1.5    Delivery of the Cory Indemnification in the form of
Exhibit 5.4;

                8.1.6    Delivery of a certificate in the form of Exhibit 5.3;

                8.1.7 Delivery of the certified copy of the Resolutions of DAH's and Cory's Boards of Directors;

                8.1.8 Delivery of the executed dismissal with prejudice of the Actions.

                8.1.9    Delivery of the Guaranty of Restrictive Covenant in
Section 5.1.

          8.2   Deliveries by or on behalf of Gamberg:

                8.2.1 A stock certificate or stock certificates duly endorsed with signatures guaranteed by a national bank or member firm of the New York Stock Exchange for 250 shares of Cory stock;

                8.2.2 Delivery of a the Employment Agreement, in the form of Exhibit 4.5 executed by Gamberg;

                8.2.3    [intentionally Left Blank].

                8.2.4 Delivery of a certificate executed by Gamberg in the form of Exhibit 4.7;

                8.2.5 Delivery of a release executed by Gamberg, in the form of Exhibit 4.9;

                8.2.6 Delivery of a Restrictive Covenant Agreement executed by Gamberg in the form of Exhibit 4.10; and Actions.

                8.2.7 Delivery of the executed dismissal with prejudice of the Actions.

                8.2.8 Delivery of a Consent of Spouse executed by Gamberg's estranged spouse in a form and content reasonably acceptable to Cory and its counsel.

     9.  NOTICES.

         All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made, in writing, (i) if served by personal delivery to the party for whom intended (which shall include overnight delivery by Federal Express or similar service), (ii) 3 business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party, or (iii) if sent by telecopy to the numbers shown in this Agreement, or such other numbers as may be designated in writing hereafter by, such party and immediately confirmed by sending a copy of such notice by either method described in clause (i) or (ii) above:

         If to DAH                 DeCrane Aircraft Holdings, Inc.
         or to Cory:               Cory Components, Inc.
                                   2201 Rosecrans Avenue
                                   El Segundo, California 90245
                                   Attention: R Jack DeCrane
                                   Fax No. (310) 536-0257

         with a copy to:           DeCrane Aircraft Holdings, Inc.
                                   155 Montrose West Avenue, Suite 210
                                   Copley, OH 44321
                                   Fax Number: (216) 668-2518

         with a copy to:           Spolin & Silverman
                                   100 Wilshire Boulevard, Suite 940
                                   Santa Monica, California 90401
                                   Attention: Stephen A. Silverman
                                   Fax No. (310) 576-4844

         If to Gamberg:            Brian Gamberg
                                   3230 Overland, No. 335
                                   Los Angeles, California 90034
                                   Fax No. (310) 536-0206

         With a copy to:           Silver & Freedman
                                   1925 Century Park East, Suite 2100 .
                                   Los Angeles, California 90067
                                   Attention: Perry S. Silver, Esq.
                                   Fax No. (310) 556-0832

     10. ENTIRE AGREEMENT

         This Agreement, the Exhibits and Schedules hereto and thereto, and the documents referred to herein and therein embody the entire Agreement and the understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral and written, relative to said subject matter.

     11. BINDING EFFECT: ASSIGNMENT.

         This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon DAH, their respective successors and permitted assigns, and Gamberg, his heirs, legal representativeS AND permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party or parties except that DAH shall have the right to assign its rights hereunder to an affiliate of DAH. Any transfer or assignment of any of the rights, interest or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

     12. CAPTIONS.

         The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

     13. EXPENSES OF TRANSACTION.

         Except as otherwise provided herein, neither party shall be liable for any of the costs and expenses incurred by the other party in connection with the transactions contemplated hereby.

     14. COUNTERPARTS.

         This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     15. GOVERNING LAW.

         This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California.

     16. COSTS AND ATTORNEYS' FEES.

         If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the party in whose favor judgment is rendered shall recover such party's reasonable costs and attorneys' fees incurred.

     17. BOND EXONERATION.

         Within 5 days after the execution of this Agreement, and notwithstanding any termination of this Agreement, the Bond posted by Gamberg, in the Actions, at Gamberg's sole option, shall be either (i) limited to a sum not to exceed $5,000 or (ii) exonerated.

    18.  COOPERATION IN THE ACTIONS.

         The parties will cause their respective counsel of record in the Actions to advise the court (i) of the pendency of the settlement of the Actions and (ii) shall require a further status conference from the court or, if the court requires that a trial date be set, the parties shall use their best efforts to cause the court to set a date for the commencement of a trial in the actions which commencement date is not prior to June 1, 1996, and the parties shall execute all documents to effectuate the purposes of Sections 17 and 18.

"DAH"

DeCrane Aircraft Holdings, Inc.,
an Ohio Corporation

/s/ R. Jack DeCrane
----------------------------------------------
By:  R. Jack DeCrane,
     Chief Executive Officer

Cory Components, Inc.,
a California Corporation


/s/ R. Jack DeCrane
----------------------------------------------
By:  R. Jack DeCrane,
     Chairman

"Gamberg"

/s/  Brian Gamberg
----------------------------------------------
     Brian Gamberg